Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of Poage Bankshares, Inc. of our report dated December 18, 2012 relating to the consolidated financial statements appearing in the Annual Report on Form 10-K of Poage Bankshares, Inc. for the year ended September 30, 2012.

/s/ Crowe Horwath LLP

Crowe Horwath LLP

Louisville, Kentucky
April 25, 2013